                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                       VPN COMMUNICATIONS CORPORATION
                      --------------------------------
           (Exact name of Registrant as specified in its charter)

     NEVADA                                                 93-0943718
-------------------------------                         -------------------
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

       3200 BRISTOL STREET, SUITE 725, COSTA MESA, CALIFORNIA  92626
      ---------------------------------------------------------------
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                      2000 STOCK COMPENSATION PROGRAM
                     ---------------------------------
                            (Full title of Plan)

                          E. G. MARCHI, PRESIDENT
                       VPN COMMUNICATIONS CORPORATION
                       3200 BRISTOL STREET, SUITE 725
                        COSTA MESA, CALIFORNIA 92626
                     ----------------------------------
                  (Name and address of agent for service)

                               (714) 540-4444
                     ---------------------------------
       (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

                         Proposed Maximum         Proposed
Title of            Amount         Offering       Maximum
Securities          to be          Price          Aggregate      Amount of
to be               Registered     per Share      Offering       Registration
Registered          (1)            (2)            Price          Fee
----------------------------------------------------------------------------------
Common Stock        2,000,000      $0.06          $120,000.00    $31.68
$0.001 Per Share    Shares
----------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.
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
                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          *

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          *

     *The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act").
Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (the "Annual Report") filed by the Company (SEC File No. 33-19345-LA) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on May 19, 1999.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The Registrant hereby incorporates the description of the Registrant's Common Stock by reference to section entitled Description of Common Stock in the Registration Statement on Form S-18, as filed on December 24, 1987, Commission File No. 33-19345-LA.

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All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

All documents incorporated by reference herein will be made available to all participants in the 2000 Stock Compensation Program without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

                          E. G. Marchi, President
                      VPN Communications Corporation
                      3200 Bristol Street, Suite 725
                       Costa Mesa, California 92626
                              (714) 540-4444


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 7502, 751, and 752 of the Nevada General Corporation Law empower a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. However, these provisions do not eliminate or limit the liability of the Company's directors and officers:

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       (a)  for any breach of their duty of loyalty to the Company or its stockholders;

       (b) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

       (c) for any transaction from which they derived an improper personal benefit.

Nevada law provides that the indemnification permitted by that law shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's By-Laws, any agreement, a vote of stockholders or otherwise.

Under Nevada law, the directors have a fiduciary duty to the Company and its shareholders that is not eliminated by these referenced Sections and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief may be available. In addition, each director of the Company will continue to be subject to liability under Nevada law for breach of their duty of loyalty for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or that involve intentional misconduct, or knowing violations of law, for actions leading to improper personal benefit to them, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Nevada law. These referenced Sections do not affect a director's or an officer's responsibilities under any other laws, such as the federal securities laws.

Article V of the Company's By-Laws provides for indemnification of its directors and officers.

At the present time, the Company does not have any officer-director liability insurance, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Company hereby undertakes:

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

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be selected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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       (c)  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

                                 SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Costa Mesa, State of California, on March 28, 2000.

VPN COMMUNICATIONS CORPORATION


By: /s/  E. G. Marchi
------------------------
E. G. Marchi, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ E. G. Marchi                /s/ Theodore A. Bohrer
---------------------------          --------------------------
E. G. Marchi                         Theodore A. Bohrer
Director and President               Director, Secretary and
                                     Principal Financial and
                                     Accounting Officer


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                       VPN COMMUNICATIONS CORPORATION

                               EXHIBIT INDEX
                                     TO
                      FORM S-8 REGISTRATION STATEMENT


EXHIBIT NO.         DESCRIPTION

4.1                 2000 Stock Compensation Program

5.1                 Opinion of Bryan Cave LLP

23.1                Consent of Schvaneveldt & Company


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